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                                                                    Exhibit 23.1


                    CONSENT OF WIPFLI ULLRICH BERTELSON LLP


We consent to the incorporation by reference of our reports on the financial statements of F&M Bancorporation, Inc. (dated January 31, 1997) and
Citizens National Bancorp, Inc. (dated April 4, 1997) in this Registration Statement on Form S-4, and to the references to our firm under the heading "Experts" in the prospectus forming part of the Registration Statement.


                                            /s/ Wipfli Ullrich Bertelson LLP
                                            ---------------------------------

June 25, 1997
Appleton, Wisconsin